                                                                 Exhibit 3.2(af)

                                 FIRST AMENDMENT
                          TO JOINT VENTURE AGREEMENT OF
                              PINERY JOINT VENTURE

     THIS FIRST AMENDMENT TO JOINT VENTURE AGREEMENT OF PINERY JOINT VENTURE (this "Amendment") is made and entered into by and among ELLY COLORADO, INC., a Colorado corporation ("Elly CO"), NORMAN COLORADO, INC., a Colorado corporation ("Norman CO"), LARRY COLORADO, INC., a Colorado corporation ("Larry CO"), BRUCE COLORADO, INC., a Colorado corporation ("Bruce CO"), HARRY COLORADO, INC., a Colorado corporation ("Harry CO"), SEYMOUR COLORADO, INC., a Colorado corporation ("Seymour CO"), HAYDN COLORADO, INC., a Colorado corporation ("Haydn CO"), and ASHTON WOODS USA L.L.C., a Nevada limited liability company ("Ashton USA").

                                    RECITALS:

     A. Elly CO, Norman CO, Larry CO, Bruce CO, Harry CO, Seymour CO, and Haydn CO have heretofore entered into a Joint Venture Agreement of Pinery Joint Venture (the "Agreement") dated as of September 29, 1993, creating Pinery Joint Venture, a Colorado joint venture (the "Company").

     B. As permitted by the Agreement, Elly CO, Norman CO, Larry CO, Bruce CO, Harry CO, Seymour CO, and Haydn CO transferred all of their right, title, and interest in and to the Company to Ashton USA.

     C. The parties hereto desire to amend the Agreement to reflect the transfers described above and provide for the admission of Ashton USA as the sole venturer of the Company.

     D. Capitalized terms, not specifically defined in this Amendment, shall have the meanings given such terms in the Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the respective agreements set forth herein, the parties hereto agree as follows:

     1. The transfers described in Recital B above are hereby approved.

     2. Ashton USA is hereby admitted as a venturer of the Company and the parties hereto recognize that Elly CO, Norman CO, Larry CO, Bruce CO, Harry CO, Seymour CO, and Haydn CO have withdrawn as venturers of the Company. The only venturer of the Company is Ashton USA.

     3. The Proportionate Interests of the venturers set forth in Section 3 of the Agreement shall be as follows:

        Venturer          Proportionate Interest
        --------          ----------------------
Ashton Woods USA L.L.C.             100%

     4. Any and all notices, demands, requests, or other communications permitted or required to be given to Ashton USA pursuant to the Agreement shall be delivered to Ashton USA in the manner provided in the Agreement, at the following address;

          250 Lesmill Road
          Don Mills, Ontario M3B 2T5 Canada

     5. By execution of this Amendment, Ashton USA agrees to be bound by the terms and provisions of the Agreement, as amended hereby.

     6. Except as amended hereby, the terms and provisions of the Agreement shall remain unchanged and shall continue in full force and effect.

     EXECUTED as of May 31, 1999.

                                        VENTURER:

                                        ASHTON WOODS USA L.L.C.,
                                        a Nevada limited liability company


                                        By: /s/ Bruce Freeman
                                            ------------------------------------
                                            Bruce Freeman - Managing Member


                                        By: /s/ Seymour Joffe
                                            ------------------------------------
                                            Seymour Joffe - Managing Member


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum - Managing Member


                                        WITHDRAWING VENTURERS:

                                        ELLY COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Elly Reisman
                                            ------------------------------------
                                            Elly Reisman, President


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
                                        NORMAN COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Norman Reisman
                                            ------------------------------------
                                            Norman Reisman, President


                                        LARRY COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Larry Robbins
                                            ------------------------------------
                                            Larry Robbins, President


                                        BRUCE COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Bruce Freeman
                                            ------------------------------------
                                            Bruce Freeman, President


                                        HARRY COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, President


                                        SEYMOUR COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Seymour Joffe
                                            ------------------------------------
                                            Seymour Joffe, President


                                        HAYDN COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Haydn Matthews
                                            ------------------------------------
                                            Haydn Matthews, President


                                        3